Exhibit 99.2

Bilander Acquisition Corp. Completes $150,000,000 Initial Public Offering

SAN FRANCISCO – July 20, 2021 Bilander Acquisition Corp. (Nasdaq: TWCBU) (the “Company” or “Bilander”), a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses and sponsored by an affiliate of True Wind Capital (“True Wind”), today announced the closing of its initial public offering of 15,000,000 units at $10.00 per unit, resulting in gross proceeds of $150,000,000.

The Company’s units began trading on the Nasdaq Capital Market under the ticker symbol “TWCBU” on July 16, 2021. Each unit consists of one share of the Company’s Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the Nasdaq under the ticker symbols “TWCB” and “TWCBW,” respectively.

In connection with the initial public offering, the Company has entered into forward purchase agreements with certain institutional accredited investors that will provide for the aggregate purchase of at least $50,000,000 of additional Class A common stock at $10.00 per share. Any such purchases will take place in a private placement that will close concurrently with the closing of the Company’s initial business combination.

Bilander has a differentiated “promote” structure relative to other blank check companies that enhances the alignment of the interests between the Company’s management team, sponsor, and public shareholders. Specifically, the Company’s Class B common stock acquired by the sponsor (the “founder shares”) will automatically convert into the Company’s Class A common stock only after the Company completes its initial business combination and when certain triggering events occur, based on the Company’s Class A common stock trading at or above $12.00, $15.00, and $18.00 per share. Additionally, 100% of the founder shares are subject to lock up restrictions; provided, however, after one year following the completion of the Company’s initial business combination, the transfer restrictions shall not apply to any Class A common stock issued upon conversion of the founder shares.

Bilander is led by Scott W. Wagner, Head of Strategic Capital for True Wind, who is responsible for leading True Wind’s SPAC franchise and overseeing its operations, and James H. Greene, Jr., a founding partner of True Wind, who will serve as Chief Executive Officer and Chairman, respectively. Mr. Wagner brings nearly 30 years of deep operating experience within the software, internet, consumer media, and data and analytics sectors.

True Wind’s prior SPACs include Nebula Caravel Acquisition Corp. (NASDAQ: NEBC) and TWC Tech Holdings II (NASDAQ: TWCT), which have both announced proposed initial business combinations with A Place for Rover, Inc. and Cellebrite DI Ltd., respectively. True Wind’s first SPAC, Nebula Acquisition Corp., successfully completed its initial business combination with Open Lending, LLC (NASDAQ: LPRO) in June 2020.

Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., and Evercore Group L.L.C. acted as book-running managers. The Company has granted the underwriters a 45-day option to purchase up to 2,250,000 additional units at the initial public offering price to cover over-allotments, if any.

The initial public offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, telephone: +1 (866) 718-1649 or email: prospectus@morganstanley.com, Deutsche Bank Securities Inc., Attn: Prospectus Department, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611 or email: prospectus.cpdg@db.com, Evercore Group L.L.C., Attn: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, New York 10055, telephone: (888) 474-0200 or email: ecm.prospectus@evercore.com.

A registration statement relating to the securities sold in the initial public offering has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on July 15, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act and applicable state securities laws.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the funding of the forward purchase agreements will occur or that the net proceeds of the offering or forward purchase agreements will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About the Bilander Acquisition Corp.

Bilander Acquisition Corp. is a newly organized blank check company sponsored by True Wind, a San Francisco-based, technology-focused private equity firm managing approximately $1.4 billion. Bilander is led by Scott W. Wagner, Head of Strategic Capital for True Wind, who is responsible for leading True Wind’s SPAC franchise and overseeing its operations, and James H. Greene, Jr., a founding partner of True Wind, who will serve as Chief Executive Officer and Chairman, respectively. Mr. Wagner brings nearly 30 years of deep operating experience within the software, internet, consumer media, and data and analytics sectors.

Contacts:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170